Exhibit 99.1

FOR IMMEDIATE RELEASE

Global Net Lease Announces Updated Operating Results for Fourth Quarter and Full Year 2015

New York, March 1, 2016 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”), reports today that, in connection with finalizing its financial and operating results for the fourth quarter and full year ended December 31, 2015, it increased its deferred tax provision for 4th quarter 2015 thereby reducing operating results in its earnings release and additional materials as reported on February 26, 2016 by $0.5 million. The Company’s annual report on Form 10-K reflect the changes.

The revised financial and operating results for the fourth quarter and full year ended December 31, 2015 are as follows:

Fourth Quarter 2015 Results

•	Net Income attributable to stockholders of $12.3 million
•	Net Operating Income (“NOI”) of $48.7 million
•	NAREIT defined Funds from Operations (“FFO”) of $36.2 million, or $0.21 per fully diluted share
•	Core Funds from Operations (“Core-FFO”) of $33.1 million, or $0.19 per fully diluted share
•	Adjusted Funds from Operations (“AFFO”) of $30.2 million, or $0.18 per fully diluted share

Full Year 2015 Results

•	NOI of $187.1 million
•	NAREIT defined FFO of $88.0 million
•	Core FFO of $127.2 million
•	AFFO of $122.4 million

Supplemental Schedules

The Company will furnish a supplemental information package with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of GNL’s website at www.globalnetlease.com and on the SEC website at www.sec.gov.

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring and managing a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical, income producing, net-leased assets across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of GNL’s most recent Annual Report on Form 10-K and in future filings with the SEC. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or reverse any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events on changes to future operating results, unless required to do so by law.

Contacts

Media Inquiries:	Investor Inquiries:
Tim Cifelli President DDCworks tcifelli@ddcworks.com Ph: (484-342-3600)	Matthew Furbish Director Investor & Public Relations mfurbish@globalnetlease.com Ph: (212-415-6500)	Scott J. Bowman Chief Executive Officer Global Net Lease, Inc. sbowman@globalnetlease.com Ph: (212-415-6500)

Global Net Lease, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31,	December 31,
	2015	2014
	(Unaudited)
Assets
Real estate investments, at cost:
Land	$341,911	$326,696
Buildings, fixtures and improvements	1,685,919	1,519,558
Construction in progress	180	9,706
Acquired intangible lease assets	518,294	484,079
Total real estate investments, at cost	2,546,304	2,340,039
Less accumulated depreciation and amortization	(133,329)	(42,568)
Total real estate investments, net	2,412,975	2,297,471
Cash and cash equivalents	69,938	64,684
Restricted cash	3,319	6,104
Derivatives, at fair value	5,812	13,638
Investment securities, at fair value	-	490
Prepaid expenses and other assets	38,393	24,873
Due from affiliates	136	500
Deferred tax assets	2,552	2,102
Goodwill and other intangible assets, net	2,988	3,665
Deferred financing costs, net	11,855	15,270
Total Assets	$2,547,968	$2,428,797

Liabilities and Equity
Mortgage notes payable	$531,708	$281,186
Mortgage premium, net	676	1,165
Credit facility	717,286	659,268
Below-market lease liabilities, net	27,978	21,676
Derivatives, at fair value	6,028	6,115
Listing note, at fair value	-	-
Due to affiliates	399	400
Accounts payable and accrued expenses	18,659	14,791
Prepaid rent	15,491	12,252
Taxes payable	5,201	901
Deferred tax liability	4,016	3,665
Dividends payable	407	10,709
Total liabilities	1,327,849	1,012,128

Commitments and contingencies

Equity:
Preferred stock, $0.01 par value, 50,000,000 authorized, none issued and outstanding at December 31, 2015 and December 31, 2014	-	-
Common stock, $0.01 par value, 300,000,000 shares authorized, 168,936,633 and 177,933,175 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	1,692	1,782
Additional paid-in capital	1,480,162	1,575,592
Accumulated other comprehensive loss	(3,649)	(5,589)
Accumulated deficit	(272,812)	(155,116)
Total stockholders’ equity	1,205,393	1,416,669
Non-controlling interest	14,726	-
Total equity	1,220,119	1,416,669
Total Liabilities and Equity	$2,547,968	$2,428,797

Global Net Lease, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Rental income	$52,118	$47,836	$42,220	$194,620	$88,158
Operating expense reimbursements	3,925	2,416	4,086	10,712	5,225
Total revenues	56,043	50,252	46,306	205,332	93,383

Expenses:
Property operating	7,389	3,355	5,500	18,180	7,947
Operating fees to affiliates	4,956	4,902	376	15,167	797
Acquisition and transaction related	76	4,680	29,615	6,053	83,498
Listing fees	150	-	-	18,653	-
Vesting of Class B units	-	-	-	14,480	-
Change in fair value of listing note	(3,380)	(1,050)	-	-	-
General and administrative	1,537	2,014	2,187	7,175	4,314
Equity based compensation	(90)	1,917	(98)	2,345	-
Depreciation and amortization	23,918	22,949	13,267	90,070	40,387
Total expenses	34,556	38,767	50,847	172,123	136,943
Operating income (loss)	21,487	11,485	(4,541)	33,209	(43,560)

Other income (expense):
Interest expense	(10,065)	(9,041)	(6,467)	(34,864)	(14,852)
Income from investments	-	8	14	15	14
Gains on foreign currency	-	-	570	-	(186)
Realized losses on investment securities	-	(66)	-	(66)	-
Gains on derivative instruments	1,150	2,310	1,282	3,935	1,881
Gains on hedges and derivatives deemed ineffective	2,679	1,505	1,387	5,124	1,387
Unrealized losses on non-functional foreign currency advances not designated as net investment hedges	(623)	-	-	(3,558)	-
Other income (expense)	64	(10)	88	79	291
Total other expense, net	(6,795)	(5,294)	(3,126)	(29,335)	(11,465)
Net income (loss) before income taxes	14,692	6,191	(7,667)	3,874	(55,025)
Income tax (expense) benefit	(2,243)	(703)	2,459	(5,889)	1,431
Net income (loss)	12,449	5,488	(5,208)	(2,015)	(53,594)
Non-controlling interest	(137)	(56)	-	(50)	-
Net income (loss) attributable to stockholders	$12,312	$5,432	$(5,208)	$(2,065)	$(53,594)

Basic Earnings Per Share:
Basic net income (loss) per share attributable to stockholders	$0.07	$0.03	$(0.03)	$(0.01)	$(0.43)
Basic weighted average shares outstanding	168,936,633	168,948,345	177,414,574	174,309,894	126,079,369

Diluted Earnings Per Share:
Diluted net income (loss) per share attributable to stockholders	$0.07	$0.03	$(0.03)	$(0.01)	$(0.43)
Diluted weighted average shares outstanding	168,936,633	169,136,283	177,414,574	174,309,894	126,079,369

Global Net Lease, Inc.

Quarterly Reconciliation of Non-GAAP Measures (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended				Year Ended
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	December 31, 2015

Net income (loss) attributable to stockholders (in accordance with GAAP)	$25,855	$(45,664)	$5,432	$12,312	$(2,065)
Depreciation and amortization	21,114	22,089	22,949	23,918	90,070
FFO (as defined by NAREIT) attributable to stockholders	46,969	(23,575)	28,381	36,230	88,005

Acquisition and transaction fees	1,085	212	4,680	76	6,053
Listing fees	-	18,503	-	150	18,653
Vesting of Class B units upon listing	-	14,480	-	-	14,480
Change in fair value of listing note	-	4,430	(1,050)	(3,380)	-
Core FFO	48,054	14,050	32,011	33,076	127,191

Non-cash equity based compensation	8	510	1,917	(90)	2,345
Non-cash portion of interest expense	1,944	1,994	2,306	2,365	8,609
Class B distributions	124	309	(94)	-	339
Nonrecurring general and administrative expenses (1)	-	-	188	302	490
Straight-line rent	(4,439)	(3,437)	(3,697)	(3,236)	(14,809)
Amortization of above- and below- market leases and ground lease assets and liabilities, net	109	101	94	(52)	252
Realized losses on investment securities	-	-	66	-	66
(Gains) losses on on hedges and derivatives deemed ineffective	(1,448)	508	(1,505)	(2,679)	(5,124)
Unrealized (gains) losses on non-functional foreign currency advances not designated as net investment hedges	(8,907)	11,842	-	623	3,558
Amortization of mortgage premium	(42)	(202)	(123)	(122)	(489)
AFFO	$35,403	$25,675	$31,163	$30,187	$122,428

(1)	Represents our estimate of non-recurring internal audit service fees associated with our SOX readiness efforts and other non-recurring charges.

Non-GAAP Financial Measures

These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations as determined in accordance with Generally Accepted Accounting Principles (“GAAP”). Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”) and AFFO are calculated using inputs which are computed in accordance with GAAP.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s definition.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, Core FFO and AFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate Core FFO and/or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO facilitates comparisons of operating performance between periods and between other REITs in our peer group.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses.

Core FFO is FFO, excluding acquisition and transaction related costs as well as certain other costs that are considered to be non-core, such as charges relating to the Listing Note and listing related fees. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. By excluding expensed acquisition and transaction related costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.

We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on contingent valuation rights, gains and losses on investments and early extinguishment of debt. We also exclude dividends on Class B OP Units as the related shares are assumed to have converted to common stock in our calculation of fully diluted weighted average shares of common stock. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have no cash impact and do not provide liquidity to the company or require capital resources of the company. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that are not making a significant number of acquisitions. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

In calculating AFFO, we exclude certain expenses, which under GAAP are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, the ability to fund dividends or distributions in the future, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and certain other expenses. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments as items which are unrealized and may not ultimately be realized. We view both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.

As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

The table above presents the items deducted or added to net income in our calculation of FFO, Core FFO and AFFO for the periods indicated. Management believes these Non-GAAP measures are more meaningful to the users of our financial statements given our Listing.